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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 28, 2000 (except for the last paragraph of Note 1, as to which the date is July 7, 2000), with respect to the consolidated financial statements of Abgenix, Inc. in the Amendment No. 1 to the Registration Statement (Form S-1 No. 333-49858) and related Prospectus of Abgenix, Inc. for the registration of 4,050,000 shares of its common stock.

                                          /s/ Ernst & Young LLP

Palo Alto, California
December 6, 2000